UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 21, 2015
(Date of earliest event reported)

Lithia Motors, Inc. (Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	001-14733 (Commission File Number)	93-0572810 (IRS Employer Identification Number)

150 N. Bartlett St, Medford, OR (Address of principal executive offices)		97501 (Zip Code)

541-776-6401 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 18, 2015, Lithia Motors, Inc. (the “Company”), entered into a Second Amendment to Amended and Restated Loan Agreement (the Second Amendment”), amending its Amended and Restated Loan Agreement (as amended, the “Loan Agreement”) with U.S. Bank National Association as agent for the lenders, and U.S. Bank National Association; JPMorgan Chase Bank, N.A.; Toyota Motor Credit Corporation; American Honda Finance Corporation; Mercedes-Benz Financial Services USA LLC; TD Bank, N.A.; Bank of America, N.A.; BMW Financial Services NA, LLC; Capital One, N.A.; KeyBank National Association; Bank of the West; Ally Bank; Santander Bank, N.A.; VW Credit, Inc.; Nissan Motor Acceptance Corporation; Branch Banking & Trust Company; BMO Harris Bank; and Hyundai Capital America, as lenders. Prior to the Second Amendment, the Loan Agreement provided for a credit facility with an aggregate total financing commitment of $1.7 billion, which would have matured in October 2019. In connection with the Second Amendment, the Company exercised its option to increase the aggregate total financing commitment to $1.85 billion (which the Company may request be further increased to $2.1 billion). The Second Amendment also extended the term of the Loan Agreement to January 2021. Under the Loan Agreement as amended, the total commitment is allocated $180 million to used vehicle inventory floorplan financing, $170 million to revolving loans for acquisitions and other general corporate purposes, and the remaining $1.5 billion for new vehicle inventory floorplan financing. The Company has the option to reallocate the commitments, provided that the used vehicle inventory floorplan financing commitment does not exceed $250 million, the revolving loan commitment does not exceed $300 million, and the sum of these commitments plus the new vehicle inventory floorplan financing commitment does not exceed the aggregate total financing commitment of $1.85 billion. The interest rate on the credit facility varies based on the type of debt, with the rate of one-month LIBOR plus 1.25% for new vehicle floorplan financing, one-month LIBOR plus 1.50% for used vehicle floorplan financing and a variable interest rate on the revolving financing ranging from the one-month LIBOR plus 1.25% to 2.50% depending on the Company’s leverage ratio.

A copy of the Second Amendment is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Second Amendment to Amended and Restated Loan Agreement, dated effective as of December 18, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
Dated: December 21, 2015
	By:	/s/ John F. North III
John F. North III
VP Finance / Chief Accounting Officer

Exhibit Index
Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Loan Agreement, dated effective as of December 18, 2015